Exhibit (d)(F)

ACKNOWLEDGMENT AND AGREEMENT

This Acknowledgment and Agreement is entered into as of this 19th day of November, 2012. Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 9, 2012, among Precision Castparts Corp. (“Parent”), ELIT Acquisition Sub Corp. (“Purchaser”) and Titanium Metals Corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

The undersigned parties hereby acknowledge and agree as follows:

1. The Initial Offer Expiration Date will occur at 5:00 p.m., New York City time, on December 19, 2012.

2. For clarity, any Shares owned as of the date of the Merger Agreement by any Principal Stockholder but thereafter transferred to another Person in accordance with Section 1(c) of the Support Agreement shall be counted as Shares owned by the transferring Principal Stockholder for purposes of determining whether the Minimum Tender Condition has been satisfied.

The Supporting Stockholders acknowledge and agree that the provisions of paragraph 2 above do not constitute an amendment, modification or waiver of the Minimum Tender Condition and that nothing in this Acknowledgement and Agreement will cause the termination of, or affect any rights or obligations under, the Support Agreement. Except as expressly modified by the terms hereof, the Merger Agreement and Support Agreement remain in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the undersigned are entering into this Acknowledgment and Agreement as of the date first above written.

ELIT ACQUISITION SUB CORP.

By:	/s/ Shawn R. Hagel
Name: Shawn R. Hagel
	Title:	Executive Vice President and Chief Financial Officer

PRECISION CASTPARTS CORP.

By:	/s/ Shawn R. Hagel
Name: Shawn R. Hagel
	Title:	Executive Vice President and Chief Financial Officer

TITANIUM METALS CORPORATION

By:	/s/ James W. Brown
Name: James W. Brown
	Title:	Vice President and Chief Financial Officer

VALHI HOLDING COMPANY

By:	/s/ Steven L. Watson
Name: Steven L. Watson
	Title:	President

CONTAN CORPORATION

By:	/s/ Steven L. Watson
Name: Steven L. Watson
	Title:	President

ANNETTE C. SIMMONS

By:	/s/ Annette C. Simmons
Name: Annette C. Simmons

HAROLD C. SIMMONS

By:	/s/ Harold C. Simmons
Name: Harold C. Simmons

THE ANNETTE SIMMONS GRANDCHILDREN’S TRUST

By:	/s/ Harold C. Simmons
Name: Harold C. Simmons
	Title:	Trustee

SIGNATURE PAGE TO ACKNOWLEDGMENT AND AGREEMENT